UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 30, 2010

Date of Report (Date of earliest event reported)

SOLARWINDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3711 South MoPac Expressway

Building Two

Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2010, Michael S. Bennett announced his retirement from his positions as Executive Chairman and a member of the Board of Directors of SolarWinds, Inc. (the “Company”), effective immediately. Mr. Bennett is retiring for personal reasons. He is retiring without dispute or disagreement with the Company.

In connection with his retirement and resignation, Mr. Bennett entered into a Severance Agreement and Release dated June 30, 2010 (the “Agreement”) with the Company. Under the terms of the Agreement, Mr. Bennett will be paid a lump sum payment of $200,000, will be eligible to receive his quarterly bonus for the three-month period ended June 30, 2010, and will be entitled to accelerated vesting with respect to 150,610 shares of common stock underlying the stock options previously granted to Mr. Bennett. The Company will also reimburse Mr. Bennett for all COBRA employee benefit expenses in excess of his current employee benefit payments for one year. The foregoing description of the Agreement is qualified in its entirety by reference to the full and complete terms contained in the Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Severance Agreement and Release between SolarWinds, Inc., SolarWinds Worldwide, LLC and Michael S. Bennett dated June 30, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.

Date: July 2, 2010	By:	/s/ Kevin B. Thompson
Kevin B. Thompson President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Severance Agreement and Release between SolarWinds, Inc., SolarWinds Worldwide, LLC and Michael S. Bennett dated June 30, 2010